UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): April 14, 2009
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 14, 2009, the Compensation and Option Committee (the “Committee”) of the Board of Directors of Repros Therapeutics Inc. (the “Company”) approved a cost of living increase to annual base salary of 2% for Dr. Andre van As, the Company’s President and Chief Medical Officer and Vice President, Clinical and Regulatory. As a result, Dr. van As will receive an annual base salary of approximately $292,842. The Committee also approved the grant of an option to purchase 30,000 shares of the Company’s Common Stock to Dr. van As at an exercise price per share of $6.47, the closing price per share of the Company’s Common Stock on April 14, 2009, the date of grant. The option vests and becomes exercisable at a rate of 1/12th per quarter for a period of three years.
Item 8.01 Other Events.
     On April 17, 2009, the Company announced the nomination of Stephen B. Howell, M.D., Professor of Medicine at the University of California, San Diego to its Board of Directors for election at its Annual Shareholders Meeting on May 20, 2009.
     A copy of the Company’s press release is attached hereto as Exhibit 99.1. The foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.
     The Company mailed the proxy materials for its Annual Shareholders Meeting on or around April 13, 2009 and also filed the proxy materials with the Securities and Exchange Commission at that time. The Company’s stockholders should note that the mailed version of the proxy statement contained incorrect values for the year 2006 in the summary compensation table only with respect to non-cash compensation relating to stock option grants and the then-corresponding total compensation amounts for 2006. The correct values of 2006 option awards and the corresponding correct values of 2006 total compensation for each of the Named Executive Officers listed on page 18 of the proxy statement are as follows: Joseph Podolski, $176,981 and $636,630; Louis Ploth, $99,116 and $382,963; and Andre van As, $3,250 and $14,125. These correct values are reflected in the version of the proxy statement available on the SEC’s website at www.sec.gov, the version available at www.reprosrx.net/ProxyDocuments, and last year’s proxy statement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated April 17, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: April 20, 2009.	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated April 17, 2009.